UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 28, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 28, 2026, Ionis Pharmaceuticals, Inc.  (“Ionis”) issued a press release announcing that its partner, GSK, reported positive pivotal data for bepirovirsen, an investigational antisense oligonucleotide (“ASO”) for the treatment of chronic hepatitis B (“CHB”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On May 28, 2026, Ionis announced that its partner, GSK, reported positive pivotal data for bepirovirsen, an investigational ASO for the treatment of CHB. Results from the two Phase 3 trials, B-Well 1 and B-Well 2, were simultaneously published in the New England Journal of Medicine and presented at the European Association for the Study of the Liver (“EASL”) congress. GSK licensed bepirovirsen from Ionis and the two companies have collaborated on its development.

Pooled data from both trials showed that six-month treatment with bepirovirsen achieved a statistically significant and clinically meaningful 19% functional cure response rate (233 of 1,220 vs. 0 of 614 in the placebo group, with p<0.001 in both trials) in the overall study population (adults with ≤3000 IU/ml hepatitis B surface antigen (“HBsAg”) level), meeting the primary endpoints. In a key secondary endpoint, a functional cure rate of 26% (200 of 768 vs. 0 of 393 in the placebo group, with p<0.001 in both trials) was achieved in participants with ≤1000 IU/ml HBsAg level, a group that represents approximately 45% of diagnosed CHB cases globally. The current standard of care typically requires lifelong therapy, with functional cure rates achieved in less than 1% of patients.

Functional cure occurs when the hepatitis B virus DNA and HBsAg are undetectable in the blood for at least six months after stopping all treatment. This indicates the disease is being controlled by the immune system without medication. Notably, in an exploratory analysis, 49% of bepirovirsen recipients achieved a quantitative hepatitis B surface antigen (“qHBsAg”) of ≤100 IU/mL one year after the end of treatment. Medical literature has linked this level of low surface antigen with increased immune control and improved patient outcomes. Moreover, 23% of all bepirovirsen recipients (283 of 1220 vs 0 of 614 in the placebo group; p<0.001 in both trials) and 31% of bepirovirsen recipients with baseline HBsAg ≤1000 IU/mL % (237 of 768 vs 0 of 393 in the placebo group; p<0.001 in both trials) achieved a sustained DNA lower limit of quantification (<LLOQ) at week 72 after stopping all treatment at week 48.

The trials showed an acceptable safety and tolerability profile consistent with other studies of bepirovirsen. The three most frequently observed adverse events were injection site erythema, local pain and temporary rise in the blood level of a liver enzyme.

Results from the two trials are summarized in Table 1.

Table 1: Functional cure rate at Week 72 in B-Well 1 and B-Well 2 by patient segment
Endpoint	Patients with baseline HBsAg ≤3000 U/mL	Patients with baseline HBsAg ≤1000 IU/mL
FC response rate at Week 72, 6 months after discontinuing all treatments	Primary confirmatory endpoint 19% vs. 0% (placebo) 233 of 1,220 vs. 0 of 614 B-Well 1: 20% vs. 0% [127 of 650 vs. 0 of 328] B-Well 2: 19% vs. 0% [106 of 570 vs. 0 of 286]	Ranked secondary endpoint 26% vs. 0% (placebo) 200 of 768 vs. 0 of 393 B-Well 1: 25% vs. 0% [105 of 426 vs. 0 of 214] B-Well 2: 28% vs. 0% [95 of 342 vs. 0 of 179]

Bepirovirsen is currently under priority review by the U.S. Food and Drug Administration (FDA) with both Breakthrough and Fast Track Designation. It is also under review by regulatory authorities in Europe, Japan with SENKU designation and China with Breakthrough Therapy and Priority Review designation. GSK anticipates the first regulatory decisions in Q3 2026 and launch preparations are underway.

GSK licensed bepirovirsen from Ionis in 2019 under a collaborative development and licensing agreement. Under the terms of the agreement, Ionis has received an upfront payment, license fee and development and regulatory milestone payments and is eligible to receive additional regulatory and sales milestone payments as well as tiered royalties of 10-12% on net sales of bepirovirsen.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding Ionis’ business and the therapeutic and commercial potential of bepirovirsen, our commercial medicines, additional medicines in development and technologies and our expectations regarding development and regulatory milestones. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2025, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company. In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our” and “us” all refer to Ionis Pharmaceuticals and its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release dated May 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: May 28, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel